Exhibit 99.1
DELEK US HOLDINGS ANNOUNCES AGREEMENT TO ACQUIRE
MAJORITY EQUITY INTEREST IN LION OIL COMPANY
BRENTWOOD, Tenn., March 21, 2011 — Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced that the Company has signed a definitive agreement to acquire the majority equity interest in Lion Oil Company (“Lion Oil”) currently held by Ergon, Inc. (“Ergon”).
In 2007, Delek US acquired a 34.6 percent minority interest in Lion Oil from multiple selling shareholders. At the close of the proposed transaction, Delek US will own an additional 53.7 percent equity interest in Lion Oil, bringing Delek US’ total equity ownership in Lion Oil to 88.3 percent. Upon becoming the new majority shareholder, Delek US will assume operational control and management of the Lion Oil refinery and certain related assets.
Lion Oil owns and operates an 80,000 barrel per day, 9.0 complexity refinery located in El Dorado, Arkansas; the 80-mile Magnolia-El Dorado crude oil transportation system that runs between Shreveport, Louisiana and the Magnolia crude terminal (west of the El Dorado refinery); the 28-mile El Dorado crude oil transportation system that runs from the Magnolia terminal to the El Dorado refinery, as well as two associated product pipelines; a crude oil gathering system with more than 800 miles of pipeline; and three light product distribution terminals located in Memphis and Nashville, Tennessee and El Dorado, Arkansas. Lion Oil also owns and operates an asphalt distribution terminal located in El Dorado, Arkansas.
Delek US has agreed to acquire Ergon’s equity interest in Lion Oil for a combination of cash, stock and the payment or replacement of all debt currently owed by Lion to Ergon, including the following: (a) Delek US will issue restricted shares of common stock to Ergon valued at approximately $45 million (determined by the average closing price of Delek US’ common stock for the ten consecutive trading days immediately preceding the closing date); (b) Lion Oil and/or Delek US will make a cash payment of $50 million to Ergon; (c) Lion Oil will execute a new $50 million term note payable to Ergon that will be guaranteed by Delek US; and (d) Lion Oil will divest certain assets to Ergon.
In addition, Delek US has agreed to assist Lion Oil in obtaining third-party financing of working capital previously provided by Ergon.
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Delek US Holdings — Lion Oil Majority Equity Interest Announcement

“This transaction represents a significant expansion of our downstream asset base throughout the Gulf Coast and Mid-Continent regions. Upon becoming the new majority owner and operator of Lion Oil, we will be well-positioned to participate at each level of an integrated supply chain that includes the production, wholesale distribution and retail marketing of refined products in the region,” stated Uzi Yemin, President and Chief Executive Officer of Delek US Holdings.
“The addition of the El Dorado refinery will more than double our total production capacity. The El Dorado refinery’s location affords it access to a variety of local, domestic offshore and foreign crudes. Over time, we believe we will be able to source and process an increased quantity of cost advantaged crudes at El Dorado, representing a clear economic opportunity for us,” continued Yemin.
The El Dorado refinery is currently able to produce low sulfur gasoline and ultra low-sulfur diesel products, in compliance with existing clean fuels requirements. The refinery completed a turnaround in late 2009, with the next turnaround currently scheduled for 2014.
Yemin continued: “From a strategic perspective, we believe this transaction will further our goal of being a vertically integrated company and will diversify our exposure beyond a single refining asset. Given that the El Dorado refinery has the ability to supply light products to portions of our convenience store network in Tennessee and Arkansas we will, for the first time in our history, own and operate a refinery capable of supplying our retail stores in neighboring markets.”
“This transaction will also significantly expand our wholesale distribution network in multiple new markets throughout the Mid-Continent region. From El Dorado, we will have the ability to market products to owned and third-party terminals with access to a major product pipeline system which runs from the Gulf Coast into the Midwestern United States,” stated Yemin.
“Our management of an integrated supply chain will help to mitigate supply risks while optimizing distribution synergies across our downstream asset base, thereby positioning us to expand our competitive reach,” continued Yemin.
“With the continued support of our Israeli relationship banks and our majority shareholder, Delek Group, we are in the process of securing long-term financing for this transaction. Moreover, as a result of our ongoing financing efforts and increasing free cash flow from current operations, we anticipate Delek US will have improved liquidity at the close of this transaction, when compared to year-end 2010,” stated Yemin.
“We look forward to partnering with the employees of Lion Oil and the community of El Dorado. We remain committed to operating all of our businesses in a safe, reliable and environmentally sound manner that will grow value for our shareholders, while providing economic benefits to the employees and customers in the areas that we serve,” noted Yemin.
The transaction is expected to close during the second quarter 2011, subject to the completion of financing arrangements and the satisfaction of customary closing conditions. Upon closing, Delek US will discontinue use of the cost method of accounting for its investment in Lion Oil, and Lion Oil will be treated as a consolidated subsidiary of Delek US.

Delek US Holdings — Lion Oil Majority Equity Interest Announcement

The Company will hold a conference call today, March 21, 2011 at 10:00 a.m. Central Time, to discuss this transaction. Investors will have the opportunity to listen to the conference call via live webcast by going to www.DelekUS.com and clicking on the ‘Investors’ tab. For those who cannot listen to the live broadcast, a telephonic replay will be available through April 4, 2011 by dialing 800-642-1687. An archived version of the replay will also be available on Delek US’ website for 90 days.
A series of presentation slides will accompany the conference call and webcast. These slides may be accessed on the Delek US Holdings website by selecting the ‘Investors’ tab prior to the start of the event.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our ability to complete the Lion Oil transaction; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Delek US Holdings — Lion Oil Majority Equity Interest Announcement

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.
U.S. Investor / Media Relations Contact:
Noel Ryan III
Director — Head of Investor Relations & Corporate Communications
Delek US Holdings, Inc.
615-435-1356 (Direct)